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[Logo of Minnesota Mutual]             VARIABLE GROUP UNIVERSAL LIFE APPLICATION

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The Minnesota Mutual Life Insurance Company . Group Insurance . 400 Robert Street North . St. Paul, Minnesota 55101-2098
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                                                      POLICY NUMBER:
EMPLOYEE APPLICATION
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Insured's Information
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NAME                     DATE OF BIRTH     SOCIAL SECURITY NUMBER     GENDER
                                                                      [_]M  [_]F

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STREET ADDRESS              CITY           STATE                      ZIP CODE

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EMPLOYER                                   EMPLOYMENT LOCATION

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DATE OF EMPLOYMENT          ANNUAL SALARY            DAYTIME TELEPHONE NUMBER

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[_] Yes [_] No  Have you used tobacco in any form during the past 12 months?
[_] Yes [_] No  Will the insurance applied for replace or change an existing life insurance policy or annuity?
[_] Yes [_] No  On the date you sign this application, are you actively working at your employer's normal place of business at least ____ hours per week?

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To be eligible for insurance under the group policy an employee must be actively working at his or her employer's normal place of business at least ____ hours per week on the date he or she signs this application for coverage, and for ____ hours per week for each of the ____ week(s) immediately prior to the date this application for coverage is approved by Minnesota Mutual.
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BENEFICIARY'S NAME          SOCIAL SECURITY NUMBER      RELATIONSHIP AND CLASS

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MAILING ADDRESS

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Insurance Information
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(1) Employer Paid                $          [x] Salary
    Insurance Amount:           =======================
    (if applying for over the
    guaranteed issue amount, please
    complete Evidence of Insurability form.)

(2) Spouse/Child Term Rider     -----------------------
    (if elected, please list     $          $
    names and dates of birth    =======================
    below.)

(3) Child Term Rider            ---------------
    (if elected, please list     $
    names and dates of birth    ===============
    below.)

Employee Premium:         (1)   -----------------------
                                 $
                                =======================

Additional Amount Paid:   (2)   -----------------------
                                 $
                                =======================

Spouse/Child Rider              -----------------------
Premium:                  (3)    $
                                =======================

Child Rider Premium:      (4)   -----------------------
                                 $
                                =======================

Total Premium:                  -----------------------
(Add Lines 1-4)                  $
                                =======================

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SPOUSE'S NAME                                        DATE OF BIRTH
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  Child's Name       Date of Birth        Child's Name         Date of Birth
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94-18684 Rev.2-96                                             Minnesota Mutual 1

ACCOUNT OPTIONS

Please select the allocation of net premium:
(Allocations must total 100%. Minimum of 10% in any account, allocations must be in increments of 1%.)

     % Guaranteed Account
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Sub-Account Options:

Government                             Fixed                 Balance                   Equity
----------                             -----                 -------                   ------
____% Maturing Government Bond 1998    ____% Bond            ____% Asset Allocation    ____% Growth
____% Maturing Government Bond 2002    ____% Mortgage                                  ____% Value Stock
____% Maturing Government Bond 2006    ____% Money Market                              ____% International Stock
____% Maturing Government Bond 2010    ____% High Yield                                ____% Capital Appreciation
                                                                                       ____% Small Company
                                                                                       ____% Index 500
                                                                                       ____% Equity-Income
                                                                                       ____% Contrafund


Owner


The Proposed Insured will be the Owner of any policy issued on this application, unless requested otherwise below. The Owner has every benefit, right or privilege given by policy terms. Policy transactions between Minnesota Mutual and the Owner do not require the Insured's notice or consent.


Name (If a Corporation, give the state in which it is incorporated)

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Relationship to Proposed Insured
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Tax I.D. Number or Social Security Number
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Owner's Address
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City                                  State                  Zip Code
     --------------------------------       ----------------          --------


I agree that because this application is for a Variable Group Universal Life policy, that Minnesota Mutual, if it is unable for any reason to collect funds for units which have been allocated to a sub-account under the policy applied for, may redeem for itself the full value of such units. If such units are no longer available, it may recover that value from any other units of equal value available under the policy.


I UNDERSTAND THAT THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR BOTH) OF THE POLICY APPLIED FOR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT. I UNDERSTAND THAT THE ACCOUNT VALUE OF THE POLICY APPLIED FOR INCREASES AND DECREASES DEPENDING ON THE INVESTMENT RESULTS. THERE IS NO GUARANTEED MINIMUM ACCOUNT VALUE FOR NET PREMIUMS INVESTED IN THE SUB-ACCOUNTS.



EMPLOYEE'S SIGNATURE (or owner's if different)              DATE

X
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94-18684 Rev. 2-96                                          Minnesota Mutual 2

INVESTMENT SUITABILITY - TO BE COMPLETED BY OWNER

NASD rules require inquiry concerning the financial condition of individuals applying for variable policies. The proposed Owner must supply such information so that an informed judgement may be made as to the suitability of the investment for the Owner.

NOTE: If the proposed Insured and proposed Owner are not the same, the proposed Owner must complete questions 9-11 also.

 1.  Have you received the prospectuses for the Minnesota
     Mutual Variable Universal Life Account, the MIMLIC
     Series Fund, Inc. (attached to the Minnesota Mutual
     Variable Universal Life Account Prospectus), and for
     Fidelity's Variable Insurance Products Funds?            [_] Yes  [_] No

 2.  Would you like us to send you a Statement of Additional
     Information referred to in the prospectuses named
     above?                                                   [_] Yes  [_] No

 3.  Are you a spouse or dependent child of a person who is
     an employee of Minnesota Mutual or one of its
     subsidiaries?                                            [_] Yes  [_] No

 4.  Dependents: [_] Spouse  Age        [_] Children  Ages
                                 -----                     ----------

 5.  Current Approximate:
     Annual Income $        Assets $        Debt $        Tax Bracket       %
                    -------         -------       -------            -------

 6.  Other Investments:

     Savings               $---------   Balanced/Total Return Funds  $---------
     Insurance Cash Value  $---------   Stock Funds                  $---------
     Real Estate           $---------   Bond Funds                   $---------
     Business Interests    $---------   Individual Stocks            $---------
     Retirement Funds      $---------   Individual Bonds             $---------
     Other --------------  $---------

 7.  Ranking of Investment Objectives - (Rank 1-5, in order of importance):

     ----- Capital Preservation/Conservative Income     ----- Growth
     ----- Current Income                               ----- Aggressive Growth
     ----- Total Return/Conservative Growth

 8.  Risk Tolerance (please check one):
             [_] Low Risk     [_] Moderate Risk     [_] High Risk

Please answer the following questions if the proposed Insured and the proposed Owner are not the same.

 9.  Employer
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     Address
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     Occupation                                   Years Employed
               ----------------------------------               --------------

10.  Are you of legal age in the state of your mailing address? [_] Yes [_] No

11.  Face amount of life insurance in force (on the proposed Owner) $
                                                                     ---------

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EMPLOYEE'S SIGNATURE (or owner's if different)              DATE
X
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                              FOR HOME OFFICE USE
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SUITABILITY ACCEPTED BY REGISTERED PRINCIPAL                DATE

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94-18684 Rev. 2-96                                          Minnesota Mutual 3